EXHIBIT 10.1*

Commercial Paper Dealer Agreement

4(a)(2) Program

Among:

BLACKROCK, INC., as Issuer,

BLACKROCK FINANCE, INC., as Guarantor, and

[***], as Dealer

Concerning Notes to be issued pursuant to a Issuing and Paying Agent Agreement dated as of [***],

2024 among the Issuer, the Guarantor and [***], as Issuing and Paying Agent

Dated as of

November 7, 2024

*	The Dealer Agreements are substantially identical in all material respects except as to the Dealer party thereto.

Commercial Paper Dealer Agreement

4(a)(2) Program; Guaranteed

This commercial paper dealer agreement (this “Agreement”) sets forth the understandings among BlackRock, Inc., a Delaware corporation (the “Issuer”), BlackRock Finance, Inc., a Delaware corporation (the “Guarantor”), and [***] (the “Dealer”), each named on the cover page hereof, in connection with the issuance and sale by the Issuer of its short-term promissory notes (the “Notes”) through the Dealer.

The Guarantor has agreed unconditionally and irrevocably to guarantee payment in full of the principal of and interest (if any) on the Notes, pursuant to a guarantee, dated the date hereof, in the form of Exhibit D hereto (the “Guarantee,” and together with the Notes, the “Securities”). For the avoidance of doubt, references in this Agreement to a “Note” or “Notes” shall, unless the context otherwise requires, be deemed also to refer to the Guarantee.

Certain terms used in this Agreement are defined in Section 6 hereof.

The Addendum to this Agreement, and any Annexes or Exhibits described in this Agreement or such Addendum, are hereby incorporated into this Agreement and made fully a part hereof.

1.	Offers, Sales and Resales of Notes and Guarantees.

1.1

While (i) each of the Issuer and the Guarantor has and shall have no obligation to sell the Securities to the Dealer or to permit the Dealer to arrange any sale of the Securities for the account of the Issuer or the Guarantor, and (ii) the Dealer has and shall have no obligation to purchase the Securities from the Issuer or the Guarantor or to arrange any sale of the Securities for the account of the Issuer or the Guarantor, the parties hereto agree that in any case where the Dealer purchases Securities from the Issuer and the Guarantor, or arranges for the sale of Securities by the Issuer and the Guarantor, such Securities will be purchased or sold by the Dealer in reliance on the representations, warranties, covenants and agreements of the Issuer and the Guarantor contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein and sold by the Issuer and the Guarantor in reliance on the covenants and agreements of the Dealer contained herein or made pursuant hereto and on the terms and conditions and in the manner provided herein.

1.2

So long as this Agreement shall remain in effect, and in addition to the limitations contained in Section 1.7 hereof, neither the Issuer nor the Guarantor shall, without the consent of the Dealer, offer, solicit or accept offers to purchase, or sell, any Securities except (a) in transactions with one or more dealers which may from time to time after the date hereof become dealers with respect to the Securities by executing with the Issuer and the Guarantor one or more agreements which contain provisions substantially identical to those contained in Section 1 of this Agreement, of which the Issuer and the Guarantor hereby undertake to provide the Dealer prompt notice, or (b) in transactions with the other dealers listed on the Addendum hereto, which are executing agreements with the Issuer and the Guarantor which contain provisions substantially identical to Section 1 of this Agreement contemporaneously herewith or have executed agreements with the Issuer prior to the date hereof which contain such provisions (in the case of clauses (a) and (b), each, an “Other Dealer” and collectively, the “Other Dealers”). In no event shall the Issuer or the Guarantor offer, solicit or accept offers to purchase, or sell, any Securities directly on its own behalf in transactions with persons other than Other Dealers as specifically permitted in this Section 1.2.

1.3

The Notes shall have a minimum Face Amount of $250,000 or integral multiples of $1,000 in excess thereof, will bear such interest rates, if interest bearing, or will be sold at such discount from their Face Amounts, as shall be agreed upon by the Dealer and the Issuer, shall have a maturity not exceeding three hundred ninety-seven (397) days from the date of issuance and may have such additional terms as are specified in Exhibit B hereto, the Private Placement Memorandum or a pricing supplement, or as otherwise agreed upon by the applicable purchaser and the Issuer. The Notes shall not contain any provision for extension, renewal or automatic “rollover.”

1.4

The authentication and issuance of, and payment for, the Notes shall be effected in accordance with the Issuing and Paying Agent Agreement, and the Notes shall be either individual physical certificates or book-entry notes evidenced by one or more master notes (each, a “Master Note”) registered in the name of The Depository Trust Company (“DTC”) or its nominee, in the form or forms annexed to the Issuing and Paying Agent Agreement.

1.5

If the Issuer and the Dealer shall agree on the terms of the purchase of any Note by the Dealer or the sale of any Note arranged by the Dealer (including, but not limited to, agreement with respect to the date of issue, purchase price, principal amount, maturity and interest rate or interest rate index and margin (in the case of interest-bearing Notes) or discount thereof (in the case of Notes issued on a discount basis), and appropriate compensation for the Dealer’s services hereunder) pursuant to this Agreement, the Issuer shall cause such Note to be issued and delivered in accordance with the terms of the Issuing and Paying Agent Agreement and payment for such Note shall be made by the purchaser thereof, either directly or through the Dealer, to the Issuing and Paying Agent, for the account of the Issuer. Except as otherwise agreed, in the event that the Dealer is acting as an agent and a purchaser shall either fail to accept delivery of or make payment for a Note on the date fixed for settlement, the Dealer shall promptly notify the Issuer, and if the Dealer has theretofore paid the Issuer for the Note, the Issuer will promptly return such funds to the Dealer against its return of the Note to the Issuer, in the case of a certificated Note, and upon notice of such failure in the case of a book-entry Note.

1.6	The Dealer, the Issuer and the Guarantor hereby establish and agree to observe the following procedures in connection with offers, sales and subsequent resales or other transfers of the Notes:

(a)

Offers and sales of the Notes by or through the Dealer shall be made only to: (i) investors reasonably believed by the Dealer to be Qualified Institutional Buyers or Institutional Accredited Investors or (ii) non-bank fiduciaries or agents that will be purchasing Notes for one or more accounts, each of which is reasonably believed by the Dealer to be an Institutional Accredited Investor.

(b)	Resales and other transfers of the Notes by the holders thereof shall be made only in accordance with the restrictions in the legend described in clause (e) below.

(c)

No general solicitation or general advertising shall be used in connection with the offering of the Securities. Without limiting the generality of the foregoing, without the prior written approval of the Dealer, neither the Issuer nor the Guarantor shall issue any press release or place or publish any “tombstone” or other advertisement relating to the Notes, the offer and sale of the Securities. Notwithstanding the foregoing, (i) any publication by the Issuer and/or the Guarantor of a notice in accordance with Rule 135c under the Securities Act shall not be deemed to constitute general solicitation or general advertising hereunder and shall not require prior written approval of the Dealer (provided that the Issuer and/or the Guarantor shall provide a copy thereof to the Dealer at least three (3) business day prior to publication or such shorter period of time as may be permitted by the Dealer) and (ii) the Issuer and the Guarantor shall be permitted to make such filings with the SEC that the Issuer or the Guarantor, as applicable, reasonably determines are required to comply with Section 13 or 15(d) of the Exchange Act, and the Dealer acknowledges the Issuer or Guarantor intends to file a Current Report on Form 8-K on or about the date hereof with respect to the transactions contemplated hereby; provided, however, that unless otherwise prohibited by applicable securities laws, rules and regulations, the Issuer and/or the Guarantor, as applicable, shall omit the name of the Dealer from any publicly available filing (including any Current Report on Form 8-K) made by the Issuer or the Guarantor that makes reference to the Securities, the issuance, offer or sale of the Securities or this Agreement, including by redacting the Dealer’s name and any contact or other information that could identify the Dealer from any agreement or other information included in such filing. For the avoidance of doubt, neither the Issuer nor the Guarantor shall post the Private Placement Memorandum on a website without the consent of the Dealer and each Other Dealer, if any, for the Securities.

(d)

No sale of Notes to any one purchaser shall be for less than $250,000 Face Amount, and no Note shall be issued in a smaller Face Amount. If the purchaser is a non-bank fiduciary acting on behalf of others, each person for whom such purchaser is acting must purchase at least $250,000 Face Amount of Notes.

(e)

Offers and sales of the Securities shall be subject to the restrictions described in the legend appearing on Exhibit A hereto. A legend substantially to the effect of such Exhibit A shall appear as part of the Private Placement Memorandum used in connection with offers and sales of Securities hereunder, as well as on each individual certificate representing a Note or Guarantee and each Master Note representing book-entry Notes offered and sold pursuant to this Agreement.

(f)

The Dealer shall furnish or make available or shall have furnished or made available to such purchaser a copy of the then-current Private Placement Memorandum unless such purchaser has previously been furnished or had made available to it a copy of the Private Placement Memorandum as then in effect. The Private Placement Memorandum shall expressly state that any person to whom Notes are offered shall have an opportunity to ask questions of, and receive information from, the Issuer, the Guarantor and the Dealer and shall provide the names, addresses and telephone numbers of the persons from whom information regarding the Issuer and the Guarantor may be obtained.

(g)

The Issuer and the Guarantor, jointly and severally, agree, for the benefit of the Dealer and each of the holders and prospective purchasers from time to time of the Notes that, if at any time the Issuer and the Guarantor shall not be subject to Section 13 or 15(d) of the Exchange Act (other than by operation of an applicable exemption thereunder, such as Rule 12h-5), the Issuer or the Guarantor, as applicable, will furnish, upon request and at their expense, to the Dealer and to holders and prospective purchasers of Notes information required by Rule 144A(d)(4)(i) in compliance with Rule 144A(d).

(h)

In the event that any Securities offered or to be offered by the Dealer would be ineligible for resale under Rule 144A, the Issuer shall promptly notify the Dealer (by telephone, confirmed in writing, or electronic mail) of such fact and shall promptly prepare and deliver to the Dealer an amendment or supplement to the Private Placement Memorandum describing the Securities that are ineligible, the reason for such ineligibility and any other relevant information relating thereto.

(i)

The Issuer and the Guarantor each represent that it is not currently issuing commercial paper in the United States market in reliance upon the exemption provided by Section 3(a)(3) of the Securities Act. The Issuer and the Guarantor each agree that, if the Issuer or the Guarantor shall issue commercial paper after the date hereof in reliance upon such exemption (a) the proceeds from the sale of the Notes will be segregated from the proceeds of the sale of any such commercial paper by being placed in a separate account; (b) the Issuer and the Guarantor will institute appropriate corporate procedures to ensure that the offers and sales of notes issued by the Issuer or the Guarantor, as the case may be, pursuant to the Section 3(a)(3) exemption are not integrated with offerings and sales of Notes hereunder; and (c) the Issuer and the Guarantor, as applicable, will comply with each of the requirements of Section 3(a)(3) of the Securities Act in selling commercial paper or other short-term debt securities other than the Notes in the United States.

1.7	Each of the Issuer and the Guarantor hereby represents and warrants to the Dealer, in connection with offers, sales and resales of the Securities, as follows:

(a)

The Issuer and the Guarantor hereby confirm to the Dealer that (except as permitted by Section 1.6(i)) within the preceding six months neither the Issuer nor the Guarantor nor any person other than the Dealer or the Other Dealers acting on behalf of the Issuer or the Guarantor has offered or sold any Securities, or any substantially similar security of the Issuer or the Guarantor, to, or solicited offers to buy any such security from, any person other than the Dealer or the Other Dealers. The Issuer and the Guarantor also agree that (except as permitted by Section 1.6(i)), as long as the Securities are being offered for sale by the Dealer and the Other Dealers as contemplated hereby and until at least six months after the offer of Securities hereunder has been terminated, neither the Issuer nor the Guarantor nor any person other than the Dealer or the Other Dealers (except as contemplated by Section 1.2 hereof) will offer the Securities or any substantially similar security of the Issuer or the Guarantor for sale to, or solicit offers to buy any such security from, any person other than the Dealer or the Other Dealers; provided that it is understood that such agreement is made with a view to bringing the offer and sale of the Securities within the exemption provided by Section 4(a)(2) of the Securities Act and shall survive any termination of this Agreement. Each of the Issuer and the Guarantor hereby (i) represents and warrants that it has not taken or omitted to take, and (ii) covenants that it will not take, or omit to take, in each case, any action, which action (or the absence thereof, in the case of an omission) would cause the offering and sale of Securities hereunder to be integrated with any other offering of securities, whether such offering is made by the Issuer or the Guarantor or some other party or parties.

(b)

The Issuer represents and agrees that the proceeds of the sale of the Notes are not currently contemplated to be used for the purpose of buying, carrying or trading securities within the meaning of Regulation T and the interpretations thereunder by the Board of Governors of the Federal Reserve System. In the event that the Issuer determines to use such proceeds for the purpose of buying, carrying or trading securities, whether in connection with an acquisition of another company or otherwise, the Issuer shall give the Dealer at least five (5) business days’ prior written notice to that effect. The Issuer shall also give the Dealer prompt notice of the actual date that it commences to purchase securities with the proceeds of the Notes. Thereafter, in the event that the

Dealer purchases Notes as principal and does not resell such Notes on the day of such purchase, to the extent necessary to comply with Regulation T and the interpretations thereunder, the Dealer will sell such Notes either (i) only to offerees it reasonably believes to be Qualified Institutional Buyers or to Qualified Institutional Buyers it reasonably believes are acting for other Qualified Institutional Buyers, in each case in accordance with Rule 144A, or (ii) in a manner which would not cause a violation of Regulation T and the interpretations thereunder.

1.8

The Issuer shall not issue Notes, or request the Dealer to offer and sell Notes, to the extent that after giving effect to such issuance and the application of the proceeds thereof, the aggregate Face Amount of outstanding Notes under the Program would exceed the Maximum Amount. The Issuer and the Guarantor may from time to time increase the Maximum Amount by:

(a)

giving at least three (3) calendar days’ notice by letter substantially in the form attached hereto as Exhibit C (the “Notification Letter for an Increase in the Maximum Amount”) to the Dealer and the Issuing and Paying Agent; and

(b)

delivery of (i) a certificate from a duly authorized officer of the Issuer and the Guarantor confirming that no changes have been made to the organizational documents of the Issuer or the Guarantor, as applicable, since the date a certified copy thereof was most recently delivered to the Dealer or, if there has been any such change, a certified copy of the related organizational documents currently in force; (ii) certified copies of all documents evidencing the internal authorization and approval required to be adopted by the Issuer and the Guarantor for such an increase in the Maximum Amount; (iii) an updated or supplemental Private Placement Memorandum reflecting the increase in the Maximum Amount of the Program; (iv) one or more legal opinions of counsel to the Issuer and the Guarantor, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer; (v) evidence from each nationally recognized statistical rating organization (as such term is defined in Section 3(a)(62) of the Exchange Act) providing a rating of the Notes either (A) that such rating has been confirmed after giving effect to the increase in the Maximum Amount or (B) setting forth any change in the rating of the Notes after giving effect to the increase in the Maximum Amount; and (vi) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.

2.	Representations and Warranties of Issuer and the Guarantor.

Each of the Issuer and the Guarantor represents and warrants as to itself that:

2.1

The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all the requisite power and authority to execute, deliver and perform its obligations under the Program Documents to which it is party and to consummate the issuance and sale of, and the performance of its obligations under, the Notes.

2.2

The Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all the requisite power and authority to execute, deliver and perform its obligations under the Program Documents to which it is party.

2.3

Each Program Document to which the Issuer or the Guarantor is party has been duly authorized, executed and delivered by the Issuer or the Guarantor, as applicable, and constitutes the legal, valid and binding obligations of the Issuer or the Guarantor, as applicable, enforceable against the Issuer or the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, financial assistance and similar laws relating to or affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and limitations on rights to indemnity and contribution imposed by applicable law.

2.4

The Notes have been duly authorized, and when issued as provided in the Issuing and Paying Agent Agreement, will be duly and validly issued and will constitute legal, valid and binding obligations of the Issuer enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, financial assistance and similar laws relating to or affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.5

The Guarantee has been duly authorized, executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, financial assistance and similar laws relating to or affecting creditors’ rights generally, and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

2.6

Assuming compliance by the Dealer with the terms applicable to it set forth in Section 1.6 of this Agreement, the offer, sale and initial resale of the Securities in the manner contemplated hereby do not require registration of the Securities under the Securities Act, and no indenture in respect of the Securities is required to be qualified under the Trust Indenture Act of 1939, as amended.

2.7	The Notes and the Guarantee will rank at least pari passu in right of payment with all other unsubordinated indebtedness of the Issuer and the Guarantor, respectively.

2.8

Assuming compliance by the Dealer with the terms applicable to it set forth in Section 1.6 of this Agreement, no consent or action of, or filing or registration with, any governmental or public regulatory body or authority, including the SEC, is required to authorize, or is otherwise required in connection with the execution, delivery or performance of any Program Document to which the Issuer or the Guarantor is party or the consummation by the Issuer of the issuance and sale of, or the performance of its obligations under the Notes contemplated thereby, or the consummation by the Guarantor of the issuance of, or the performance of its obligations under, the Guarantee, except (i) the filing by the Issuer of a Current Report on Form 8-K with the SEC, if the Issuer reasonably determines such filing is required or advisable, or (ii) as may be required by the securities or Blue Sky laws of the various states in connection with the offer and sale of the Notes.

2.9

Neither the execution and delivery of any Program Documents to which the Issuer or the Guarantor is party nor the issuance of the Securities in accordance with the Issuing and Paying Agent Agreement, nor the fulfillment of or compliance with the terms and provisions hereof or thereof by the Issuer or the Guarantor, will (i) result in the creation or imposition of any mortgage, lien, charge or encumbrance of any nature whatsoever upon any of the properties or assets of the Issuer or the Guarantor, as applicable, or (ii) violate or result in a breach or a default under any of the terms of (a) the organizational documents of the Issuer or the Guarantor, (b) any contract or instrument to which the Issuer or the Guarantor is a party or by which it or its property is bound, or (c) any law or regulation, or any order, writ, injunction or decree of any court or government instrumentality, to which the Issuer or the Guarantor is subject or by which it or its property is bound, in each case, which violation, breach or default with respect to clauses (b) or (c) could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), operations or business prospects of the Issuer or the Guarantor or the ability of the Issuer or the Guarantor to perform its obligations hereunder or under any other Program Document to which it is party, including any Notes evidenced by the Master Note.

2.10

There is no litigation or governmental proceeding pending, or to the knowledge of the Issuer or the Guarantor threatened, against or affecting the Issuer or the Guarantor or any of their respective subsidiaries (other than that which is disclosed in the Company Information) which could reasonably be expected to have material adverse effect on the condition (financial or otherwise), operations or business prospects of the Issuer or the Guarantor, or the ability of the Issuer or the Guarantor, as applicable, to perform its obligations hereunder or under any other Program Document to which it is party, including any Notes evidenced by the Master Note.

2.11	Neither the Issuer nor the Guarantor is required to be registered as an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

2.12

Neither the Private Placement Memorandum nor the Company Information (in each case other than the Dealer Information) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

2.13

(A) Neither the Issuer, the Guarantor nor any of their respective subsidiaries nor, to the knowledge of the Issuer or the Guarantor, any director, officer, employee, or agent of the Issuer, the Guarantor or any of their respective subsidiaries (i) has made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (ii) has taken any action, directly or indirectly, that could result in a violation by such persons of the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), the U.K. Bribery Act 2010 (the “Bribery Act”) or any other similar law, rule or regulation applicable to the Issuer, the Guarantor or any of their respective subsidiaries (collectively, “Anti-Corruption Laws”); (B) the Issuer, the Guarantor and their respective subsidiaries have each conducted their businesses in compliance with Anti-Corruption Laws in all material respects; and (C) the Issuer and the Guarantor have instituted and maintain policies and procedures reasonably designed to promote compliance in all material respects with Anti-Corruption Laws by the Issuer, the Guarantor, their respective subsidiaries and their respective directors, officers, employees, or agents.

2.14

(A) The operations of the Issuer, the Guarantor and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, without limitation, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended (including by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001), and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, in each case of each jurisdiction where the Issuer, the Guarantor or any of their respective subsidiaries conducts business and the regulations apply to the relevant entities (collectively, the “Money Laundering Laws”); and (B) no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuer, the Guarantor or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuer or the Guarantor, threatened.

2.15

Neither the Issuer, the Guarantor nor any of their respective subsidiaries nor, to the knowledge of the Issuer or the Guarantor, any director, officer, employee, or agent of the Issuer, the Guarantor or any of their respective subsidiaries (i) is currently subject to or the target of any sanctions administered or enforced by the United States government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury), the United Nations Security Council, the European Union, or the United Kingdom (including His Majesty’s Treasury) (collectively, “Sanctions”) or (ii) will directly or, to its knowledge, indirectly use the proceeds of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person (x) to fund or facilitate any activities or business (1) of or with any person that, at the time of such funding or facilitation, is subject to or the target of any Sanctions or (2) in any country or territory that, at the time of such funding or facilitation, is, or whose government is, subject to or the target of any Sanctions (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”) or (y) in any other manner that would result in a violation of any Sanctions by any person (including any person participating in the offering of Notes, whether as dealer, investor or otherwise).

2.16

None of the Issuer, the Guarantor, nor any of their respective subsidiaries nor, to the knowledge of the Issuer or the Guarantor, any director, officer, employee, or agent of the Issuer, the Guarantor or any of their respective subsidiaries, is a person that is, or is 50% or more owned or otherwise controlled by one or more persons that are: (i) the subject of any Sanctions; or (ii) located, organized or resident in a Sanctioned Country.

2.17

Except as has been disclosed to the Dealer or is not material to the analysis under any Sanctions, neither the Issuer, the Guarantor nor any of their respective subsidiaries has engaged in any dealings or transactions with or for the benefit of a person subject to any Sanctions or with or in a country subject to any Sanctions, in the preceding three (3) years.

2.18	The Guarantor will receive financial benefits from the issuance of the Notes by the Issuer and the issuance by the Guarantor of the Guarantee in respect of the Notes.

2.19

Each (a) issuance of Notes by the Issuer hereunder and (b) amendment or supplement of the Private Placement Memorandum shall be deemed a representation and warranty by each of the Issuer and the Guarantor to the Dealer, as of the date thereof, that, both before and after giving effect to such issuance and after giving effect to such amendment or supplement, (i) the representations and warranties given by the Issuer and the Guarantor set forth in this Section 2 remain true and correct on and as of such date as if made on and as of such date, (ii) in the case of an issuance of Notes, the Notes being issued on such date have been duly and validly issued and constitute legal, valid and binding obligations of the Issuer, enforceable against the Issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, financial assistance and similar laws relating to or affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law) and are guaranteed pursuant to the Guarantee, (iii) in the case of an issuance of Notes, since the date of the most recent Private Placement

Memorandum, there has been no material adverse change in the condition (financial or otherwise), operations or business prospects of the Issuer or the Guarantor or any other development or occurrence in relation to the Issuer or the Guarantor that would be material to holders of the Notes or potential holders of the Notes which has not been disclosed to the Dealer in writing prior to the date of such issuance in accordance with Section 3.2 and (iv) neither the Issuer nor the Guarantor is in default of any of its obligations under (A) the Notes or the Guarantee, as applicable, or (B) any other Program Document to which it is party, which, in the case of a default under clause (B) of this subsection (iv), could reasonably be expected to have a material adverse effect on the ability of the Issuer or the Guarantor, as applicable, to perform any of its obligations under any Program Document to which it is a party or to make payment on the Securities as and when such payment is due.

3.	Covenants and Agreements of Issuer and the Guarantor.

Each of the Issuer and the Guarantor covenants and agrees as to itself that:

3.1

The Issuer and the Guarantor, as applicable, will give the Dealer prompt notice (but in any event prior to any subsequent issuance of Notes hereunder) of any amendment to, modification of or waiver with respect to, the Notes, the Guarantee or the Issuing and Paying Agent Agreement, including a complete copy of any such amendment, modification or waiver.

3.2

Upon the occurrence of any change in the condition (financial or otherwise), operations or business prospects of the Issuer or the Guarantor or any other development or occurrence in relation to the Issuer or the Guarantor that would be material to holders of the Notes or potential holders of the Notes (including any public announcement of any downgrading or placement on credit watch for potential downgrade in the rating assigned to any of the securities of the Issuer or the Guarantor, as applicable, by any nationally recognized statistical rating organization which has published a rating of the Notes), the Issuer and the Guarantor shall promptly, and in any event prior to any issuance of Notes subsequent to any such change or other development or occurrence, notify the Dealer (by telephone, confirmed in writing, or electronic mail) of such change or other development or occurrence.

3.3

The Issuer and the Guarantor shall from time to time furnish to the Dealer such information as the Dealer may reasonably request (which information can be provided without unreasonable effort or expense), including, without limitation, any press releases or material provided by the Issuer or the Guarantor to any national securities exchange or rating agency, regarding (i) the operations and financial condition of the Issuer or the Guarantor, (ii) the due authorization and execution of the Notes and the Guarantee, (iii) the Issuer’s ability to pay the Notes as they mature and (iv) the Guarantor’s ability to fulfill its obligations under the Guarantee. For the avoidance of doubt, (y) the Issuer and the Guarantor shall be deemed to have furnished such requested information if the Issuer or the Guarantor has identified (by telephone, confirmed in writing, or electronic mail) the relevant publicly available report or reports filed with the SEC that contain such requested information; and (z) neither the Issuer nor the Guarantor shall have any obligation under this Section 3.3 to furnish any information to the extent such information constitutes material non-public information or is information the Issuer or the Guarantor is otherwise required to keep confidential.

3.4

The Issuer and the Guarantor will take all such action as the Dealer may reasonably request to ensure that each offer and each sale of the Securities will comply with any applicable state Blue Sky laws; provided, however, that neither the Issuer nor the Guarantor shall be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.5

Neither the Issuer nor the Guarantor will be in default of any of its obligations hereunder, under any other Program Document to which it is a party or under any of its Securities, which, in the case of any such default, could reasonably be expected to have a material adverse effect on the ability of the Issuer or the Guarantor, as applicable, to perform any of its other obligations under any Program Document to which it is a party or to make payment on the Securities as and when such payment is due.

3.6

The Issuer shall not issue Notes hereunder until the Dealer shall have received (a) opinions of counsel to the Issuer and the Guarantor, addressed to the Dealer, satisfactory in form and substance to the Dealer, (b) a copy of the executed Issuing and Paying Agent Agreement as then in effect, (c) a copy of the executed Guarantee, (d) a certificate of the secretary, assistant secretary or other designated officer or authorized person of the Issuer and the Guarantor, certifying as to (i) the Issuer’s and the Guarantor’s organizational documents, and attaching true, correct and complete copies thereof, (ii) resolutions adopted by the board of directors or other applicable governing body of the Issuer and the Guarantor, authorizing execution and delivery by the Issuer and the Guarantor of each Program Document to which the Issuer or the Guarantor is party and the consummation of the transactions contemplated thereby, including the issuance and sale of the Notes and the issuance of the Guarantee, and (iii) the incumbency of the officers of the Issuer and the Guarantor authorized to execute and deliver the Program Documents to which the Issuer or the Guarantor is party, as applicable, and take other action on behalf of the Issuer or the Guarantor in connection with the transactions contemplated thereby, (e) prior to the issuance of any book-entry Notes represented by a Master Note, a copy of the executed Letter of Representations to DTC executed by the Issuer, the Guarantor and the Issuing and Paying Agent and a copy of each executed Master Note, (f) prior to the issuance of any Notes in physical form, a copy of such form (unless attached to this Agreement or the Issuing and Paying Agent Agreement), (g) confirmation of the then current rating assigned to the Notes by each nationally recognized statistical rating organization then rating the Notes, (h) a properly completed and signed IRS Form W-8 or W-9, as applicable, for the Issuer and the Guarantor, (i) all information regarding beneficial ownership required by 31 C.F.R. §1010.230, including a completed form promulgated by the Securities Industry and Financial Markets Association, that is requested by the Dealer in order to facilitate compliance with the requirements of the Financial Crimes Enforcement Network, and (j) such other certificates, opinions, letters and documents as the Dealer shall have reasonably requested.

3.7

The Issuer and the Guarantor, jointly and severally, shall reimburse the Dealer for all of the Dealer’s reasonable and documented out-of-pocket expenses related to this Agreement, including reasonable and documented expenses incurred in connection with its preparation and negotiation, and the transactions contemplated hereby (including, but not limited to, the printing and distribution of the Private Placement Memorandum), and for the reasonable and documented fees and out-of-pocket expenses of the Dealer’s external counsel.

3.8	Neither the Issuer nor the Guarantor shall file a Form D (as referenced in Rule 503 under the Securities Act) at any time in respect of the offer or sale of the Notes.

4.	Disclosure.

4.1

The Private Placement Memorandum and its contents (other than the Dealer Information) shall be the sole responsibility of the Issuer and the Guarantor. The Private Placement Memorandum shall contain a statement expressly offering an opportunity for each prospective purchaser to ask questions of, and receive answers from, the Issuer and the Guarantor concerning the offering of Notes and to obtain relevant additional information which the Issuer or the Guarantor, as applicable, possesses or can acquire without unreasonable effort or expense.

4.2

Each of the Issuer and the Guarantor agrees to promptly furnish the Dealer the Company Information as it becomes available, provided that any Company Information publicly filed with the SEC shall be deemed to have been delivered to the Dealer upon such Company Information being accessible through EDGAR.

4.3

(a) Each of the Issuer and the Guarantor further agrees to notify the Dealer promptly upon the occurrence of any event relating to or affecting the Issuer or the Guarantor that would cause the Company Information then in existence to include an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Following the delivery of any such notice by the Issuer and/or the Guarantor, all solicitations and sales of Notes shall be suspended, and neither the Issuer nor the Guarantor will request the Dealer to offer or sell, and the Dealer will not offer or sell, any Notes until the Issuer and/or the Guarantor amend or supplement the Private Placement Memorandum so that the Private Placement Memorandum, as amended or supplemented, does not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Dealer notifies the Issuer and the Guarantor that it then has Notes it is holding in inventory, the Issuer and/or the Guarantor shall either (i) promptly complete such amendment or supplement and provide it to the Dealer or (ii) repurchase the entirety of such inventory of the Notes of the Dealer at a purchase price equal to either (x) in the case of an interest-bearing Note, the principal amount thereof plus accrued and unpaid interest thereon to the date of purchase or (y) in the case of a Note issued on a discount basis, the price paid by the Dealer for the purchase thereof, plus the accreted discount thereon to the date of purchase based on the purchase price thereof.

(b) Without limiting the generality of Section 4.3(a), to the extent that the Private Placement Memorandum sets forth financial information of the Issuer or the Guarantor (other than financial information included in a report described in clause (i) of the definition of “Company Information” that (i) is incorporated by reference in the Private Placement Memorandum or (ii) the Private Placement Memorandum expressly states is being made available to holders and prospective purchasers of the Notes but is not otherwise set forth therein), the Issuer and the Guarantor shall review, amend and supplement the Private Placement Memorandum on a periodic basis, but no less than at least once annually, to incorporate current financial information of the Issuer and the Guarantor to the extent necessary to ensure that the information provided in the Private Placement Memorandum is accurate and complete.

5.	Indemnification and Contribution.

5.1

The Issuer and the Guarantor, jointly and severally, will indemnify and hold harmless the Dealer, each individual, corporation, partnership, trust, association or other entity controlling the Dealer, within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, any affiliate of the Dealer or any such controlling entity and their respective directors, officers, employees, trustees and agents (hereinafter the “Indemnitees”) against any and all liabilities, penalties, suits, causes of action, losses, damages, claims, costs and expenses or judgments (each a “Claim”), imposed upon, incurred by or asserted against the Indemnitees arising out of or based upon (i) any allegation that the Private Placement Memorandum, the Company Information or any

information provided by the Issuer or the Guarantor to the Dealer for distribution to holders and potential holders of Notes included (as of any relevant time) or includes an untrue statement of a material fact or omitted (as of any relevant time) or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or (ii) the breach by the Issuer or the Guarantor of any agreement, covenant or representation made in or pursuant to this Agreement. This indemnification shall not apply to the extent that the Claim (x) arises out of or is based upon Dealer Information or (y) with respect to the indemnity contained in clause (ii) of the immediately preceding sentence, the gross negligence or willful misconduct of the Dealer as determined by a court of competent jurisdiction in a final non-appealable judgment.

5.2

Subject to Section 5.3, the Issuer and the Guarantor, jointly and severally, agree to reimburse each Indemnitee for all reasonable and documented out-of-pocket expenses (including reasonable and documented fees and disbursements of one external counsel, in addition to any local counsel in the jurisdiction where any Claim is brought) as they are incurred by it in connection with investigating or defending any Claim in respect of which indemnification may be sought under Section 5 of the Agreement (whether or not it is a party to any proceeding relating to such Claim).

5.3

Promptly after receipt by an Indemnitee of notice of the existence of a Claim, such Indemnitee will, if a claim in respect thereof is to be made against the Issuer or the Guarantor, notify the Issuer or the Guarantor, as applicable, in writing of the existence thereof; provided that (i) the omission so to notify the Issuer or the Guarantor, as applicable, will not relieve it from any liability which it may have hereunder unless and except to the extent it did not otherwise learn of such Claim and such failure results in the forfeiture by it of substantial rights and defenses, and (ii) the omission to so notify the Issuer or the Guarantor, as applicable, will not relieve it from liability which it may have to an Indemnitee otherwise than on account of this indemnity agreement. In case any such Claim is made against any Indemnitee and it notifies the Issuer or the Guarantor, as applicable, of the existence thereof, the Issuer and/or the Guarantor, as applicable, will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the Indemnitee, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnitee; provided that if the defendants in any such Claim include both the Indemnitee and either the Issuer or the Guarantor, or both, and the Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to the Issuer or the Guarantor, neither the Issuer nor the Guarantor shall have the right to direct the defense of such Claim on behalf of such Indemnitee, and the Indemnitee shall have the right to select separate counsel to assert such legal defenses on behalf of such Indemnitee. Upon receipt of notice from the Issuer and/or the Guarantor to such Indemnitee of the election of the Issuer and/or the Guarantor so to assume the defense of such Claim and approval by the Indemnitee of counsel, the Issuer and/or the Guarantor will not be liable to such Indemnitee for expenses incurred thereafter by the Indemnitee in connection with the defense thereof (other than reasonable and documented costs of investigation conducted prior to receiving such notice from the Issuer and/or the Guarantor) unless (i) the Indemnitee shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that neither the Issuer nor the Guarantor shall be liable for the expenses of more than one separate counsel (in addition to any local counsel in the jurisdiction in which any Claim is brought), approved by the Dealer, representing the Indemnitee who is party to such Claim), (ii) the Issuer and/or the Guarantor shall not have employed counsel reasonably satisfactory to the Indemnitee to represent the Indemnitee within a reasonable time after notice of existence of the Claim or

(iii) the Issuer and/or the Guarantor has authorized in writing the employment of counsel for the Indemnitee. Notwithstanding anything herein to the contrary, all of the Indemnitees who are party to the same Claim shall utilize the same counsel unless any such Indemnitee shall have concluded that there may be legal defenses available to it which are different from or additional to those available to any other Indemnitee or Indemnitees and that representation by the same counsel would not be appropriate The indemnity, reimbursement and contribution obligations of the Issuer and the Guarantor hereunder shall be in addition to any other liability the Issuer and/or the Guarantor may otherwise have to an Indemnitee and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Issuer, the Guarantor and any Indemnitee. Each of the Issuer and the Guarantor agrees that without the Dealer’s prior written consent, it will not settle, compromise or consent to the entry of any judgment in any Claim in respect of which indemnification may be sought under the indemnification provision of the Agreement (whether or not the Dealer or any other Indemnitee is an actual or potential party to such Claim), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnitee from all liability arising out of such Claim and (ii) does not include a statement as to or an admission of fault, culpability or failure to act, by or on behalf of any Indemnitee. Neither the Issuer nor the Guarantor shall be liable hereunder to any Indemnitee regarding any settlement, compromise or entry of judgment with respect to any Claim unless such settlement, compromise or entry of judgment is consented to by it, which consent shall not be unreasonably withheld, conditioned or delayed.

5.4

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in this Section 5 is held to be unavailable or insufficient to hold harmless the Indemnitees, although applicable in accordance with the terms of this Section 5, the Issuer and the Guarantor, jointly and severally, shall contribute to the aggregate costs incurred by the Dealer and its related Indemnitees in connection with any Claim in the proportion of the respective economic interests of the Issuer and the Guarantor, on the one hand, and the Dealer and its related Indemnitees, on the other with respect to the issue or issues of the Notes to which such Claim relates; provided, however, that such contribution by the Issuer and the Guarantor shall be in an amount such that the aggregate costs incurred by the Dealer and such other Indemnitees do not exceed the aggregate of the commissions and fees actually received by the Dealer hereunder with respect to the issue or issues of Notes to which such Claim relates. The respective economic interests shall be calculated by reference to the aggregate proceeds to the Issuer of the Notes issued hereunder and the aggregate commissions and fees actually received by the Dealer hereunder.

6.	Definitions.

6.1	“Agreement” shall have the meaning set forth in the preamble.

6.2	“Anti-Corruption Laws” shall have the meaning set forth in Section 2.13.

6.3	“BHC Act Affiliate” shall have the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

6.4	“Bribery Act” shall have the meaning set forth in Section 2.13.

6.5	“Claim” shall have the meaning set forth in Section 5.1.

6.6

“Company Information” at any given time shall mean the Private Placement Memorandum together with, to the extent applicable, (i) the most recent report on Form 10-K filed by the Issuer (or with respect to any filings made prior to October 1, 2024, the Guarantor, as predecessor registrant to the Issuer) with the SEC and each report on Form 10-Q or 8-K filed by the Issuer (or with respect to any filings made prior to October 1, 2024, the Guarantor, as predecessor registrant to the Issuer) with the SEC since such most recent Form 10-K and any other publicly available reports or statements filed by or on behalf of the Issuer or the Guarantor with the SEC, (ii) the Issuer’s most recent annual audited financial statements and each interim financial statement or report prepared subsequent thereto, if not included in item (i) above, (iii) any other information or disclosure prepared pursuant to Section 4.3 hereof and (iv) any information prepared or approved by the Issuer and the Guarantor for dissemination to investors or potential investors in the Notes.

6.7	“Covered Entity” shall mean any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

6.8	“Current Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(a).

6.9	“Dealer” shall mean the institution designated as “Dealer” on the cover page of this Agreement.

6.10	“Dealer Information” shall mean material concerning the Dealer provided by the Dealer in writing expressly for inclusion in the Private Placement Memorandum.

6.11	“Default Right” shall have the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

6.12	“DTC” shall have the meaning set forth in Section 1.4.

6.13	“Exchange Act” shall mean the U.S. Securities Exchange Act of 1934.

6.14

“Face Amount” shall mean (i) with respect to any interest-bearing Note, the principal amount of such Note, and (ii) with respect to any Note sold at a discount, the amount payable with respect to such Note at the maturity thereof.

6.15	“FCPA” shall have the meaning set forth in Section 2.13.

6.16	“Guarantee” shall have the meaning set forth in the preamble.

6.17	“Guarantor” shall have the meaning set forth in the preamble.

6.18	“Indemnitee” shall have the meaning set forth in Section 5.1.

6.19

“Institutional Accredited Investor” shall mean an institutional investor that is an accredited investor within the meaning of Rule 501 under the Securities Act and that has such knowledge and experience in financial and business matters that it is capable of evaluating and bearing the economic risk of an investment in the Notes, including, but not limited to, a bank, as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution, as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity.

6.20	“Issuer” shall have the meaning set forth in the preamble.

6.21

“Issuing and Paying Agent Agreement” shall mean the Issuing and Paying Agent Agreement described on the cover page of this Agreement, or any replacement thereof, as such agreement may be amended or supplemented from time to time.

6.22

“Issuing and Paying Agent” shall mean the party designated as such on the cover page of this Agreement, or any successor thereto or replacement thereof, as issuing and paying agent under the Issuing and Paying Agent Agreement.

6.23	“Master Note” shall have the meaning set forth in Section 1.4.

6.24

“Maximum Amount” shall mean the maximum of the aggregate Face Amount of the Issuer’s Notes permitted to be outstanding under the Program at any time (whether sold through the Dealer or Other Dealers), which such aggregate Face Amount shall not exceed $5,000,000,000, unless such amount is increased by the Issuer in accordance with Section 1.8 hereof.

6.25	“Money Laundering Laws” shall have the meaning set forth in Section 2.14.

6.26

“Non-bank fiduciary or agent” shall mean a fiduciary or agent other than (a) a bank, as defined in Section 3(a)(2) of the Securities Act, or (b) a savings and loan association, as defined in Section 3(a)(5)(A) of the Securities Act.

6.27	“Notes” shall have the meaning set forth in the preamble.

6.28	“Notification Letter for an Increase in the Maximum Amount” shall have the meaning set forth in Section 1.8(a).

6.29	“Other Dealer” and “Other Dealers” shall have the meanings set forth in Section 1.2.

6.30	“Outstanding Notes” shall have the meaning set forth in Section 7.9(b).

6.31

“Private Placement Memorandum” shall mean offering materials prepared in accordance with Section 4 (including materials referred to therein or incorporated by reference therein, if any) provided to purchasers and prospective purchasers of the Notes, and shall include amendments and supplements thereto which may be prepared from time to time in accordance with this Agreement (other than any amendment or supplement that has been completely superseded by a later amendment or supplement).

6.32	“Program” shall mean the commercial paper program of the Issuer as contemplated by this Agreement and the Issuing and Paying Agent Agreement.

6.33	“Program Documents” shall mean this Agreement, the Issuing and Paying Agent Agreement, the Guarantee and the Master Note.

6.34	“Qualified Institutional Buyer” shall have the meaning assigned to that term in Rule 144A under the Securities Act.

6.35	“Replacement” shall have the meaning set forth in Section 7.9(a).

6.36	“Replacement Issuing and Paying Agent” shall have the meaning set forth in Section 7.9(a).

6.37	“Replacement Issuing and Paying Agent Agreement” shall have the meaning set forth in Section 7.9(a).

6.38	“Rule 144A” shall mean Rule 144A under the Securities Act.

6.39	“Sanctions” shall have the meaning set forth in Section 2.15.

6.40	“Sanctioned Countries” and “Sanctioned Country” shall have the meaning set forth in Section 2.15.

6.41	“SEC” shall mean the U.S. Securities and Exchange Commission.

6.42	“Securities Act” shall mean the U.S. Securities Act of 1933.

6.43

“U.S. Special Resolution Regime” shall mean each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

7.	General

7.1

Unless otherwise expressly provided herein, all notices under this Agreement to parties hereto shall be in writing and shall be effective when received at the address of the respective party set forth in the Addendum to this Agreement.

7.2	This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of laws provisions.

7.3

(a) Each of the Issuer and the Guarantor agrees that any suit, action or proceeding brought by the Issuer or the Guarantor against the Dealer in connection with or arising out of this Agreement, any other Program Document or the offer and sale of the Securities shall be brought solely in the United States federal courts located in the Borough of Manhattan or the courts of the State of New York located in the Borough of Manhattan. EACH OF THE DEALER, THE ISSUER AND THE GUARANTOR WAIVES ITS RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(b) Each party hereby irrevocably accepts and submits to the non-exclusive jurisdiction of each of the aforesaid courts in personam, generally and unconditionally, for itself and in respect of its properties, assets and revenues, with respect to any suit, action or proceeding in connection with or arising out of this Agreement, any other Program Document or the offer and sale of the Notes.

7.4

This Agreement may be terminated, at any time, by the Issuer and the Guarantor upon one business day’s prior notice to such effect to the Dealer, or by the Dealer upon three business day’s prior notice to such effect to the Issuer and the Guarantor. Any such termination, however, shall not affect the obligations of the Issuer, the Guarantor or the Dealer under Sections 3.7, 5 and 7.3 hereof or the respective representations, warranties, agreements, covenants, rights or responsibilities of the parties made or arising prior to the termination of this Agreement.

7.5

This Agreement is not assignable by any party hereto without the written consent of the other parties; provided, however, that the Dealer may assign its rights and obligations under this Agreement to any broker-dealer affiliate of the Dealer.

7.6

This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Each party to this Agreement agrees that the other parties may execute their counterparts of this Agreement by (i) an “electronic signature”, whether digital or encrypted, to the maximum extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the Electronic Signatures and Records Act of New York, or any similar state laws based on the Uniform Electronic Transactions Act or (ii) an electronic transmission (including electronic mail in portable document format (pdf.) form), or other electronic means that reproduces an image of a manually-signed counterpart or (iii) a digital signature transmitted through DocuSign, Adobe Sign or any other secure portal for digitized signature of documents that complies with the U.S. federal ESIGN Act of 2000. Any such counterpart shall be effective to the same extent as delivery of a manually executed counterpart of this Agreement and treated as an original manually executed counterpart for all purposes of this Agreement.

7.7

Except as provided in Section 5 with respect to non-party Indemnitees, this Agreement is for the exclusive benefit of the parties hereto, and their respective permitted successors and assigns hereunder, and shall not be deemed to give any legal or equitable right, remedy or claim to any other person whatsoever; provided, however, that Section 7.3(b) is hereby specifically and expressly acknowledged to also be for the benefit of the holders from time to time of the Notes, as third-party beneficiaries.

7.8

Each of the Issuer and the Guarantor acknowledges and agrees that (i) purchases and sales, or placements, of the Notes pursuant to this Agreement, including the determination of any prices for the Notes and Dealer compensation, are arm’s-length commercial transactions between the Issuer and the Guarantor, on the one hand, and the Dealer, on the other, (ii) in connection therewith and with the process leading to such transactions, the Dealer is acting solely as a principal and not the agent (except to the extent explicitly set forth herein) or fiduciary of the Issuer, the Guarantor or any of their respective affiliates, (iii) the Dealer has not assumed an advisory or fiduciary responsibility in favor of the Issuer, the Guarantor or any of their respective affiliates with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether the Dealer has advised or is currently advising the Issuer, the Guarantor or any of their respective affiliates on other matters) or any other obligation to the Issuer, the Guarantor or any of their respective affiliates except the obligations expressly set forth in this Agreement, (iv) each of the Issuer and the Guarantor is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement, (v) the Dealer and its affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Issuer and/or the Guarantor and that the Dealer has no obligation to disclose any of those interests by virtue of any advisory or fiduciary relationship, (vi) the Dealer has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby , and (vii) each of the Issuer and the Guarantor has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Issuer and the Guarantor agrees that it will not claim that the Dealer has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Issuer or the Guarantor in connection with such transactions or the process leading thereto. Any review by the Dealer of the Issuer or the Guarantor, the transactions contemplated hereby or other matters relating to such transactions shall be performed solely for the benefit of the Dealer and shall not be on behalf of the Issuer or the Guarantor. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuer and the Guarantor, on the one hand, and the Dealer, on the other, with respect to the subject matter hereof. Each of the Issuer and the Guarantor hereby waives and releases, to the fullest extent permitted by law, any claims that the Issuer or the Guarantor may have against the Dealer with respect to any breach or alleged breach of fiduciary duty.

7.9

(a) The parties hereto agree that the Issuer may, in accordance with the terms of this Section 7.9, from time to time replace the party which is then acting as Issuing and Paying Agent (the “Current Issuing and Paying Agent”) with another party (such other party, the “Replacement Issuing and Paying Agent”), and enter into an agreement with the Replacement Issuing and Paying Agent covering the provision of issuing and paying agency functions in respect of the Notes by the Replacement Issuing and Paying Agent (the “Replacement Issuing and Paying Agent Agreement”) (any such replacement, a “Replacement”).

(b) From and after the effective date of any Replacement, (i) to the extent that the Issuing and Paying Agent Agreement provides that the Current Issuing and Paying Agent will continue to act in respect of Notes outstanding as of the effective date of such Replacement (the “Outstanding Notes”), then (A) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Current Issuing and Paying Agent, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent, in respect of Notes issued on or after the Replacement, (B) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Current Issuing and Paying Agent in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent in respect of Notes issued on or after the Replacement, and (C) all references to the “Issuing and Paying Agent Agreement” hereunder shall be deemed to refer to the existing Issuing and Paying Agent Agreement, in respect of the Outstanding Notes, and the Replacement Issuing and Paying Agent Agreement, in respect of Notes issued on or after the Replacement; and (ii) to the extent that the Issuing and Paying Agent Agreement does not provide that the Current Issuing and Paying Agent will continue to act in respect of the Outstanding Notes, then (A) the “Issuing and Paying Agent” for the Notes shall be deemed to be the Replacement Issuing and Paying Agent, (B) all references to the “Issuing and Paying Agent” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent, and (C) all references to the “Issuing and Paying Agent Agreement” hereunder shall be deemed to refer to the Replacement Issuing and Paying Agent Agreement.

(c) From and after the effective date of any Replacement, the Issuer shall not issue any Notes hereunder unless and until the Dealer shall have received: (i) a copy of the executed Replacement Issuing and Paying Agent Agreement, (ii) a copy of the executed Letter of Representations to DTC executed by the Issuer, the Guarantor and the Replacement Issuing and Paying Agent or a copy of the executed Swing Letter from the Replacement Issuing and Paying Agent to DTC, as applicable, as required by DTC, (iii) a copy of each executed Master Note authenticated by the Replacement Issuing and Paying Agent and registered in the name of DTC or its nominee, (iv) an amendment or supplement to or replacement of the Private Placement Memorandum describing the Replacement Issuing and Paying Agent as the Issuing and Paying Agent for the Notes, and reflecting any other changes thereto necessary in light of the Replacement so that the Private Placement Memorandum, as amended or supplemented or replaced, satisfies the requirements of this Agreement, and (v) legal opinion(s) of counsel to the Issuer and the Guarantor, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer and (vi) such other matters as the Dealer may reasonably request.

7.10	Notwithstanding anything to the contrary in this Agreement, the parties hereto agree that:

(a) In the event that the Dealer that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Dealer of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that the Dealer that is a Covered Entity or a BHC Act Affiliate of such Dealer becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Dealer are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

BLACKROCK, INC., as Issuer

By:
Name:
Title:

BLACKROCK FINANCE, INC., as GUARANTOR

By:
Name:
Title:

[***], as Dealer

By:
Name:
Title:

ADDENDUM

The following additional clauses shall apply to the Agreement and be deemed a part thereof.

1.	The Other Dealers referred to in clause (b) of Section 1.2 of the Agreement are [***].

2.	The addresses of the respective parties for purposes of notices under Section 7.1 are as follows:

For the Issuer:

Address: 50 Hudson Yards, New York, New York 10001

Attention: R. Andrew Dickson III

Telephone number: [***]

Email address: [***]

For the Guarantor:

Address: 50 Hudson Yards, New York, New York 10001

Attention: R. Andrew Dickson III

Telephone number: [***]

Email address: [***]

For the Dealer:

Address: [***]

Telephone number: [***]

Email address: [***]

EXHIBIT A

Form of Legend for Private Placement Memorandum and Notes

NEITHER THE NOTES NOR THE GUARANTEE THEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY OTHER APPLICABLE SECURITIES LAW, AND OFFERS AND SALES THEREOF MAY BE MADE ONLY IN COMPLIANCE WITH AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER WILL BE DEEMED TO REPRESENT THAT (I) IT HAS BEEN AFFORDED AN OPPORTUNITY TO INVESTIGATE MATTERS RELATING TO BLACKROCK, INC. (THE “ISSUER”), BLACKROCK FINANCE, INC. (THE “GUARANTOR”), THE NOTES AND THE GUARANTEE, (II) IT IS NOT ACQUIRING SUCH NOTE WITH A VIEW TO ANY DISTRIBUTION THEREOF AND (III) IT IS EITHER (A)(1) AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a) UNDER THE ACT (AN “INSTITUTIONAL ACCREDITED INVESTOR”) AND (2)(i) PURCHASING NOTES FOR ITS OWN ACCOUNT, (ii) A BANK (AS DEFINED IN SECTION 3(a)(2) OF THE ACT) OR A SAVINGS AND LOAN ASSOCIATION OR OTHER INSTITUTION (AS DEFINED IN SECTION 3(a)(5)(A) OF THE ACT) ACTING IN ITS INDIVIDUAL OR FIDUCIARY CAPACITY OR (iii) A FIDUCIARY OR AGENT (OTHER THAN A U.S. BANK OR SAVINGS AND LOAN ASSOCIATION OR OTHER SUCH INSTITUTION) PURCHASING NOTES FOR ONE OR MORE ACCOUNTS EACH OF WHICH ACCOUNTS IS SUCH AN INSTITUTIONAL ACCREDITED INVESTOR; OR (B) A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE ACT (A “QIB”) THAT IS ACQUIRING NOTES FOR ITS OWN ACCOUNT OR FOR ONE OR MORE ACCOUNTS, EACH OF WHICH ACCOUNTS IS A QIB; AND THE PURCHASER ACKNOWLEDGES THAT IT IS AWARE THAT THE SELLER MAY RELY UPON THE EXEMPTION FROM THE REGISTRATION PROVISIONS OF SECTION 5 OF THE ACT PROVIDED BY RULE 144A. BY ITS ACCEPTANCE OF A NOTE, THE PURCHASER THEREOF SHALL ALSO BE DEEMED TO AGREE THAT ANY RESALE OR OTHER TRANSFER THEREOF WILL BE MADE ONLY (A) IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE ACT, EITHER (1) TO THE ISSUER OR TO A DEALER DESIGNATED BY THE ISSUER AS A DEALER FOR THE NOTES (COLLECTIVELY, THE “DEALERS”), NONE OF WHICH SHALL HAVE ANY OBLIGATION TO ACQUIRE SUCH NOTE, (2) THROUGH A DEALER TO AN INSTITUTIONAL ACCREDITED INVESTOR OR A QIB, OR (3) TO A QIB IN A TRANSACTION THAT MEETS THE REQUIREMENTS OF RULE 144A AND (B) IN MINIMUM AMOUNTS OF $250,000.

A-1

EXHIBIT B

Statement of Terms for Interest – Bearing Commercial Paper Notes of BlackRock, Inc.

THE PROVISIONS SET FORTH BELOW ARE QUALIFIED TO THE EXTENT APPLICABLE BY THE TRANSACTION SPECIFIC [PRICING] [PRIVATE PLACEMENT MEMORANDUM] SUPPLEMENT (THE “SUPPLEMENT”) (IF ANY) SENT TO EACH PURCHASER AT THE TIME OF THE TRANSACTION.

1. General. (a) The obligations of the Issuer to which these terms apply (each a “Note”) are represented by one or more Master Notes (each, a “Master Note”) issued in the name of (or of a nominee for) The Depository Trust Company (“DTC”), which Master Notes include the terms and provisions for the Issuer’s Interest-Bearing Commercial Paper Notes that are set forth in this Statement of Terms, since this Statement of Terms constitutes an integral part of the Underlying Records as defined and referred to in the Master Notes.

(b) “Business Day” means any day other than a Saturday or Sunday that is neither a legal holiday nor a day on which banking institutions are authorized or required by law, executive order or regulation to be closed in New York City, unless otherwise specified in the Supplement.

2. Interest. (a) Each Note will bear interest at a fixed rate (a “Fixed Rate Note”) or at a floating rate (a “Floating Rate Note”).

(b) The Supplement sent to each holder of such Note will describe the following terms: (i) whether such Note is a Fixed Rate Note or a Floating Rate Note and whether such Note is an Original Issue Discount Note (as defined below); (ii) the date on which such Note will be issued (the “Issue Date”); (iii) the Stated Maturity Date (as defined below); (iv) if such Note is a Fixed Rate Note, the rate per annum at which such Note will bear interest, if any, and the Interest Payment Dates; (v) if such Note is a Floating Rate Note, the Base Rate, the Index Maturity, the Interest Reset Dates, the Interest Payment Dates and the Spread and/or Spread Multiplier, if any (all as defined below), and any other terms relating to the particular method of calculating the interest rate for such Note; and (vi) any other terms applicable specifically to such Note. “Original Issue Discount Note” means a Note which has a stated redemption price at the Stated Maturity Date that exceeds its Issue Price by more than a specified de minimis amount and which the Supplement indicates will be an “Original Issue Discount Note”.

(c) Each Fixed Rate Note will bear interest from its Issue Date at the rate per annum specified in the Supplement until the principal amount thereof is paid or made available for payment. Interest on each Fixed Rate Note will be payable on the dates specified in the Supplement (each an “Interest Payment Date” for a Fixed Rate Note) and on the Maturity Date (as defined below). Interest on Fixed Rate Notes will be computed on the basis of a 360-day year and actual days elapsed.

If any Interest Payment Date or the Maturity Date of a Fixed Rate Note falls on a day that is not a Business Day, the required payment of principal, premium, if any, and/or interest will be payable on the next succeeding Business Day, and no additional interest will accrue in respect of the payment made on that next succeeding Business Day.

(d) The interest rate on each Floating Rate Note for each Interest Reset Period (as defined below) will be determined by reference to an interest rate basis (a “Base Rate”) plus or minus a number of basis points (one basis point equals one-hundredth of a percentage point) (the “Spread”), if any, and/or multiplied by a certain percentage (the “Spread Multiplier”), if any, until the principal thereof is paid or made available for payment. The Supplement will designate which of the following Base Rates is applicable to the related Floating Rate Note: (i) the Commercial Paper Rate (a “Commercial Paper Rate Note”), (ii) the Federal Funds Rate (a “Federal Funds Rate Note”), (iii) the Prime Rate (a “Prime Rate Note”), (iv) the Treasury Rate (a “Treasury Rate Note”) or (v) such other Base Rate as may be specified in such Supplement.

The rate of interest on each Floating Rate Note will be reset daily, weekly, monthly, quarterly or semi-annually (the “Interest Reset Period”). The date or dates on which interest will be reset (each, an “Interest Reset Date”) will be, unless otherwise specified in the Supplement, in the case of Floating Rate Notes which reset daily, each Business Day; in the case of Floating Rate Notes (other than Treasury Rate Notes) that reset weekly, the Wednesday of each week; in the case of Treasury Rate Notes that reset weekly, the Tuesday of each week; in the case of Floating Rate Notes that reset monthly, the third Wednesday of each month; in the case of Floating Rate Notes that reset quarterly, the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes that reset semiannually, the third Wednesday of the two months specified in the Supplement. If any Interest Reset Date for any Floating Rate Note is not a Business Day, such Interest Reset Date will be postponed to the next day that is a Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Reset Date shall be the immediately preceding Business Day, unless otherwise specified in the Supplement. Interest on each Floating Rate Note will be payable monthly, quarterly or semiannually (the “Interest Payment Period”) and on the Maturity Date. Unless otherwise specified in the Supplement, and except as provided below, the date or dates on which interest will be payable (each, an “Interest Payment Date” for a Floating Rate Note) will be, in the case of Floating Rate Notes with a monthly Interest Payment Period, on the third Wednesday of each month; in the case of Floating Rate Notes with a quarterly Interest Payment Period, on the third Wednesday of March, June, September and December; and in the case of Floating Rate Notes with a semiannual Interest Payment Period, on the third Wednesday of the two months specified in the Supplement. In addition, the Maturity Date will also be an Interest Payment Date.

If any Interest Payment Date for any Floating Rate Note (other than an Interest Payment Date occurring on the Maturity Date) would otherwise be a day that is not a Business Day, such Interest Payment Date shall be postponed to the next day that is a Business Day, except that if such Business Day falls in the next succeeding calendar month, such Interest Payment Date shall be the immediately preceding Business Day, unless otherwise specified in the Supplement. If the Maturity Date of a Floating Rate Note falls on a day that is not a Business Day, the payment of principal and interest will be made on the next succeeding Business Day, and no interest on such payment shall accrue for the period from and after such maturity.

Interest payments on each Interest Payment Date for Floating Rate Notes will include accrued interest from and including the Issue Date or from and including the last date in respect of which interest has been paid, as the case may be, to, but excluding, such Interest Payment Date. On the Maturity Date, the interest payable on a Floating Rate Note will include interest accrued to, but excluding, the Maturity Date. Accrued interest will be calculated by multiplying the principal amount of a Floating Rate Note by an accrued interest factor. This accrued interest factor will be computed by adding the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor (expressed as a decimal) for each such day will be computed by dividing the interest rate applicable to such day by 360, in the cases where the Base Rate is the Commercial Paper Rate, Federal Funds Rate or Prime Rate, or by the actual number of days in the year, in the case where the Base Rate is the Treasury Rate. The interest rate in effect on each day will be (i) if such day is an Interest Reset Date, the interest rate with respect to the Interest Determination Date (as defined below) pertaining to such Interest Reset Date, or (ii) if such day is not an Interest Reset Date, the interest rate with respect to the Interest Determination Date pertaining to the next preceding Interest Reset Date, subject in either case to any adjustment by a Spread and/or a Spread Multiplier.

The “Interest Determination Date” where the Base Rate is the Commercial Paper Rate will be the second Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Federal Funds Rate or the Prime Rate will be the Business Day next preceding an Interest Reset Date. The Interest Determination Date where the Base Rate is the Treasury Rate will be the day of the week in which such Interest Reset Date falls when Treasury Bills are normally auctioned. Treasury Bills are normally sold at auction on Monday of each week, unless that day is a legal holiday, in which case the auction is held on the following

Tuesday or the preceding Friday. If an auction is so held on the preceding Friday, such Friday will be the Interest Determination Date pertaining to the Interest Reset Date occurring in the next succeeding week. The Interest Determination Date where the Base Rate is a rate other than a specific rate set forth in this paragraph will be as set forth in the Supplement.

The “Index Maturity” is the period to maturity of the instrument or obligation from which the applicable Base Rate is calculated.

The “Calculation Date,” where applicable, shall be the earlier of (i) the tenth calendar day following the applicable Interest Determination Date or (ii) the Business Day preceding the applicable Interest Payment Date or Maturity Date.

All times referred to herein reflect New York City time, unless otherwise specified.

The Issuer shall specify in writing to the Issuing and Paying Agent which party will be the calculation agent (the “Calculation Agent”) with respect to the Floating Rate Notes. The Calculation Agent will provide the interest rate then in effect and, if determined, the interest rate which will become effective on the next Interest Reset Date with respect to such Floating Rate Note to the Issuing and Paying Agent as soon as the interest rate with respect to such Floating Rate Note has been determined and as soon as practicable after any change in such interest rate.

All percentages resulting from any calculation on Floating Rate Notes will be rounded to the nearest one hundred-thousandth of a percentage point, with five-one millionths of a percentage point rounded upwards. For example, 9.876545% (or .09876545) would be rounded to 9.87655% (or .0987655). All dollar amounts used in or resulting from any calculation on Floating Rate Notes will be rounded, in the case of U.S. dollars, to the nearest cent or, in the case of a foreign currency, to the nearest unit (with one-half cent or unit being rounded upwards).

Commercial Paper Rate Notes

“Commercial Paper Rate” means the Money Market Yield (calculated as described below) of the rate on any Interest Determination Date for commercial paper having the Index Maturity, as published by the Board of Governors of the Federal Reserve System (“FRB”) in Statistical Release, Commercial Paper Rates and Outstanding Summary” or any successor publication of the FRB (“Commercial Paper Rates and Outstanding Summary”), available through the world wide website of the FRB at https://www.federalreserve.gov/releases/cp/default.htm, or any successor site or publication or other recognized source used for the purpose of displaying the applicable rate under the heading “Rates [AA nonfinancial][AA financial]”.

If the above rate is not published in Commercial Paper Rates and Outstanding Summary by 3:00 p.m., New York City time, on the Calculation Date, then the Commercial Paper Rate will be the Money Market Yield of the rate on such Interest Determination Date for commercial paper of the Index Maturity published in the daily update of H.15 Daily Update, available through the world wide website of the FRB at http://www.federalreserve.gov/releases/h15/, or any successor site or publication or other recognized electronic source used for the purpose of displaying the applicable rate (“H.15 Daily Update”) under the heading “Commercial Paper-[Financial][Nonfinancial]”.

If by 3:00 p.m. on such Calculation Date such rate is not published in H.15 Daily Update, then the Calculation Agent will determine the Commercial Paper Rate to be the Money Market Yield of the arithmetic mean of the offered rates as of 11:00 a.m. on such Interest Determination Date of three leading dealers of U.S. dollar commercial paper in New York City selected by the Calculation Agent for commercial paper of the Index Maturity placed for an [industrial[[financial] issuer whose bond rating is “AA,” or the equivalent, from a nationally recognized statistical rating organization.

If the dealers selected by the Calculation Agent are not quoting as mentioned above, the Commercial Paper Rate with respect to such Interest Determination Date will remain the Commercial Paper Rate then in effect on such Interest Determination Date.

“Money Market Yield” will be a yield calculated in accordance with the following formula:

Money Market Yield =	D x 360	x100

360 - (D x M)

where “D” refers to the applicable per annum rate for commercial paper quoted on a bank discount basis and expressed as a decimal and “M” refers to the actual number of days in the interest period for which interest is being calculated.

Federal Funds Rate Notes

“Federal Funds Rate” means the rate on any Interest Determination Date for federal funds as available through the FRB Website (as defined below), as displayed on Bloomberg screen FEDL01 Index page on such date (“Bloomberg Screen Page”).

If the above rate does not appear on the FRB Website or the Bloomberg Screen Page or is not so published by 3:00 p.m. on the Calculation Date, the Federal Funds Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update under the heading “Federal Funds/(Effective)”.

If such rate is not published as described above by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Federal Funds Rate to be the arithmetic mean of the rates for the last transaction in overnight U.S. dollar federal funds arranged by each of three leading brokers of Federal Funds transactions in New York City selected by the Calculation Agent prior to 9:00 a.m. on such Interest Determination Date.

If the brokers selected by the Calculation Agent are not quoting as mentioned above, the Federal Funds Rate will remain the Federal Funds Rate then in effect on such Interest Determination Date.

“FRB Website” means the world wide website of the FRB at http://www.federalreserve.gov/releases/h15/, or any successor site or publication or other recognized electronic source used for the purpose of displaying the H.15 Daily Update.

Prime Rate Notes

“Prime Rate” means the rate on any Interest Determination Date as published in H.15 Daily Update under the heading “Bank Prime Loan”.

If the above rate is not published in H.15 Daily Update prior to 3:00 p.m. on the Calculation Date, then the Prime Rate will be the rate on such Interest Determination Date as published in H.15 Daily Update opposite the caption “Bank Prime Loan”.

If the rate is not published prior to 3:00 p.m. on the Calculation Date in H.15 Daily Update, then the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the rates of interest publicly announced by each bank that appears on the Reuters Screen US PRIME1 Page (as defined below) as such bank’s prime rate or base lending rate as of 11:00 a.m., on that Interest Determination Date.

If fewer than four such rates referred to above are so published by 3:00 p.m. on the Calculation Date, the Calculation Agent will determine the Prime Rate to be the arithmetic mean of the prime rates or base lending rates quoted on the basis of the actual number of days in the year divided by 360 as of the close of business on such Interest Determination Date by three major banks in New York City selected by the Calculation Agent.

If the banks selected are not quoting as mentioned above, the Prime Rate will remain the Prime Rate in effect on such Interest Determination Date.

“Reuters Screen US PRIME1 Page” means the display designated as page “US PRIME1” on the Reuters Monitor Money Rates Service (or such other page as may replace the US PRIME1 page on that service for the purpose of displaying prime rates or base lending rates of major United States banks).

Treasury Rate Notes

“Treasury Rate” means:

(1) the rate from the auction held on the Interest Determination Date (the “Auction”) of direct obligations of the United States (“Treasury Bills”) having the Index Maturity specified in the Supplement under the caption “INVEST RATE” on the display on the Reuters Page designated as USAUCTION10 (or any other page as may replace that page on that service) or the Reuters Page designated as USAUCTION11 (or any other page as may replace that page on that service), or

(2) if the rate referred to in clause (1) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield (as defined below) of the rate for the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Auction High”, or

(3) if the rate referred to in clause (2) is not so published by 3:00 p.m. on the related Calculation Date, the Bond Equivalent Yield of the auction rate of the applicable Treasury Bills as announced by the United States Department of the Treasury, or

(4) if the rate referred to in clause (3) is not so announced by the United States Department of the Treasury, or if the Auction is not held, the Bond Equivalent Yield of the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(5) if the rate referred to in clause (4) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date of the applicable Treasury Bills as published in H.15 Daily Update, under the caption “U.S. Government Securities/Treasury Bills/Secondary Market”, or

(6) if the rate referred to in clause (5) is not so published by 3:00 p.m. on the related Calculation Date, the rate on the particular Interest Determination Date calculated by the Calculation Agent as the Bond Equivalent Yield of the arithmetic mean of the secondary market bid rates, as of approximately 3:30 p.m. on that Interest Determination Date, of three primary United States government securities dealers selected by the Calculation Agent, for the issue of Treasury Bills with a remaining maturity closest to the Index Maturity specified in the Supplement, or

(7) if the dealers so selected by the Calculation Agent are not quoting as mentioned in clause (6), the Treasury Rate in effect on the particular Interest Determination Date.

“Bond Equivalent Yield” means a yield (expressed as a percentage) calculated in accordance with the following formula:

Bond Equivalent Yield =	D x N	x100

360 - (D x M)

where “D” refers to the applicable per annum rate for Treasury Bills quoted on a bank discount basis and expressed as a decimal, “N” refers to 365 or 366, as the case may be, and “M” refers to the actual number of days in the applicable Interest Reset Period.

“Reuters Page” means the display on Thomson Reuters Eikon, or any successor service, on the page or pages specified in this Statement of Terms or the Supplement, or any replacement page on that service

3.

Final Maturity. The Stated Maturity Date for any Note will be the date so specified in the Supplement, which shall be no later than 397 days from the date of issuance. On its Stated Maturity Date, or any date prior to the Stated Maturity Date on which the particular Note becomes due and payable by the declaration of acceleration, each such date being referred to as a Maturity Date, the principal amount of such Note, together with accrued and unpaid interest thereon, will be immediately due and payable.

4.

Events of Default. The occurrence of any of the following shall constitute an “Event of Default” with respect to a Note: (i) default in any payment of principal of or interest on such Note (including on a redemption thereof); (ii) the Issuer or the Guarantor makes any compromise arrangement with its creditors generally including the entering into any form of moratorium with its creditors generally; (iii) a court having jurisdiction shall enter a decree or order for relief in respect of the Issuer or the Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or there shall be appointed a receiver, administrator, liquidator, custodian, trustee or sequestrator (or similar officer) with respect to the whole or substantially the whole of the assets of the Issuer or the Guarantor and any such decree, order or appointment is not removed, discharged or withdrawn within 60 days thereafter; or (iv) the Issuer or the Guarantor shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, administrator, liquidator, assignee, custodian, trustee or sequestrator (or similar official), with respect to the whole or substantially the whole of the assets of the Issuer or the Guarantor or make any general assignment for the benefit of creditors. Upon the occurrence of an Event of Default, the principal of such Note (together with interest accrued and unpaid thereon) shall become, without any notice or demand, immediately due and payable.[1]

5.

Obligation Absolute. No provision of the Issuing and Paying Agent Agreement under which the Notes are issued shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on each Note at the times, place and rate, and in the coin or currency, herein prescribed.

6.	Supplement. Any term contained in the Supplement shall supersede any conflicting term contained herein.

[1]

Unlike single payment notes, where a default arises only at the stated maturity, interest-bearing notes with multiple payment dates should contain a default provision permitting acceleration of the maturity if the Issuer defaults on an interest payment.

EXHIBIT C

Notification Letter for an Increase in the Maximum Amount

[_____________], 20[***]

To: [***],                        as                         Dealer

cc. [______________], as Issuing and Paying Agent

Re: Commercial Paper Program of BlackRock, Inc.

Ladies and Gentlemen,

We refer to a commercial paper dealer agreement, dated as of [ ], 2024 (as amended, supplemented and otherwise modified from time to time, the “Dealer Agreement”), among BlackRock, Inc., as Issuer, BlackRock Finance, Inc., as Guarantor, and you, as Dealer, relating to a commercial paper program with a Maximum Amount of $[_________] as of the date hereof.

Capitalized terms used in this letter shall have the meanings ascribed to such terms in the Dealer Agreement.

In accordance with Section 1.8 of the Dealer Agreement, we hereby notify you that the Maximum Amount shall be increased from [_________] to [_________], effective on [_____________], 20[***], subject to the delivery to you and the Issuing and Paying Agent of the following documents:

(i)

a certificate from a duly authorized officer of each of the Issuer and the Guarantor confirming that no changes have been made to the organizational documents of the Issuer or the Guarantor, as applicable, since the date certified copies thereof were most recently delivered to the Dealer or, if there have been any changes, a certified copy of the related organizational documents currently in force;

(ii)	certified copies of all documents evidencing the internal authorization and approval required for such an increase in the Maximum Amount;

(iii)	an updated or supplemental Private Placement Memorandum reflecting the increase in the Maximum Amount of the Program;

(iv)	legal opinion(s) of counsel to the Issuer and the Guarantor, addressed to the Dealer, in form and substance reasonably satisfactory to the Dealer; and

(v)

evidence from each nationally recognized statistical rating organization providing a rating of the Notes either (A) that such rating has been confirmed after giving effect to the increase in the Maximum Amount or (B) setting forth any change in the rating of the Notes after giving effect to the increase in the Maximum Amount.

By its execution hereof, the Issuer and the Guarantor shall be deemed to represent and warrant that its representations and warranties in the Dealer Agreement are true and correct on and as of the date hereof as if made on and as of the date hereof and shall be true and correct after giving effect to the increase of the Maximum Amount.

IN WITNESS WHEREOF, the Issuer and the Guarantor has caused this Letter to be executed as of the date and year first above written.

C-1

BLACKROCK, INC., as Issuer

By:
Name:
Title:

BLACKROCK FINANCE, INC., as Guarantor

By:
Name:
Title:

C-2

EXHIBIT D

Form of Guarantee

GUARANTEE

GUARANTEE, dated as of [ ], 2024, of Blackrock Finance, Inc., a corporation organized under the laws of Delaware (the “Guarantor”).

The Guarantor, for value received, hereby agrees as follows for the benefit of the holders from time to time of the Notes hereinafter described:

1.

The Guarantor irrevocably guarantees payment in full, as and when the same becomes due and payable, of the principal of and interest, if any, on the short-term promissory notes (the “Notes”) issued by BlackRock, Inc., a Delaware corporation (the “Issuer”), from time to time pursuant to (i) the Issuing and Paying Agent Agreement, dated as of [ ], 2024 (as the same may be amended, supplemented or modified or replaced from time to time, the “Agreement”), among the Issuer, the Guarantor and [***], as issuing and paying agent, and (ii) the one or more commercial paper dealer agreements entered into by the Issuer, the Guarantor and each respective financial institution from time to time party to any such commercial paper dealer agreement as a dealer (collectively with the Agreement, the “Program Documents”).

2.	The Guarantor’s obligations under this Guarantee shall be unconditional, irrespective of the validity or enforceability of any provision of the Program Documents or the Notes.

3.

This Guarantee is a guaranty of the due and punctual payment (and not merely of collection) of the principal of and interest, if any, on the Notes by the Issuer and shall remain in full force and effect until all amounts have been validly, finally and irrevocably paid in full, and shall not be affected in any way by any circumstance or condition whatsoever, including without limitation (a) the absence of any action to obtain such amounts from the Issuer, (b) any variation, extension, waiver, compromise or release of any or all of the obligations of the Issuer under the Program Documents of the Notes or of any collateral security therefore or (c) any change in the existence or structure of, or the bankruptcy or insolvency of, the Issuer or by any other circumstance (other than by complete, irrevocable payment) that might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety. The Guarantor waives all requirements as to diligence, presentment, demand for payment, protest and notice of any kind with respect to the Program Documents and the Notes.

4.

In the event of a default in payment of principal of or interest on any Notes, the holders of such Notes, may institute legal proceedings directly against the Guarantor to enforce this Guarantee without first proceeding against the Issuer.

5.

This Guarantee shall remain in full force and effect or shall be reinstated (as the case may be) if at any time any payment by the Issuer of the principal of or interest, if any, on the Notes, in whole or in part, is rescinded or must otherwise be returned by the holder upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, all as though such payment had not been made.

6.	This Guarantee shall be governed by and construed in accordance with the laws of the State of New York.

7.

This Guarantee may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same instrument.

D-1

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed as of the day and year first above written.

BLACKROCK FINANCE, INC.

By:
Name:
Title”

D-2